Exhibit 99.3

JOINT FILERS’ SIGNATURES

INSIGHT VENTURE ASSOCIATES COINVESTMENT III, LTD.

By:	/s/ Blair Flicker
Name: Blair Flicker
Title: Authorized Signatory